EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                                    Regarding

                          MULTI-STRATEGY SERIES M UNITS

                                       or

                          MULTI-STRATEGY SERIES G UNITS

                                       of

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

                   Tendered Pursuant to the Offer to Purchase
                              Dated March 25, 2004

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
              RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
               TIME, ON MONDAY, JUNE 1, 2004, UNLESS THE OFFER IS
                                    EXTENDED.


          Complete this Notice of Withdrawal and Return or Deliver to:

                                   PFPC, Inc.
                                  P.O. Box 219
                               Claymont, DE 19703


                        Attn: Tender Offer Administrator


                           For additional information:

                              Phone: (800) 305-0816

                               Fax: (302) 791-4018
                                 (302) 791-3045


           You may also direct questions to your financial consultant.

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC


Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its Units of the specified Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") for purchase by the Company that previously were submitted
by the undersigned in a Letter of Transmittal dated                          .
                                                    -------------------------

Such tender was with respect to (specify one):

    [ ]  Multi-Strategy Series M Units.

    [ ]  Multi-Strategy Series G Units.

Such tender was in the amount of (specify one):

    [ ]  All of the undersigned's Units of the specified Series.

    [ ] A portion of the undersigned's Units of the specified Series expressed as a specific dollar amount.

        $---------------

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units previously tendered will not be purchased by the Company upon expiration of the tender offer described above.


SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.



---------------------------------   ----------------------------------
Signature                           Signature
(SIGNATURE SHOULD APPEAR            (SIGNATURE SHOULD APPEAR
EXACTLY AS ON YOUR                  EXACTLY AS ON YOUR
SUBSCRIPTION AGREEMENT)             SUBSCRIPTION AGREEMENT)


---------------------------------   ----------------------------------
Print Name of Member                Print Name of Member


---------------------------------   ----------------------------------
Title (if applicable)               Title (if applicable)

Date:                               Date:
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